

CAL DIVE INTERNATIONAL

3rd Quarter 2008 Earnings Conference Call

October 30, 2008

Forward-Looking Statements

This presentation may include "forward-looking" statements that are generally identifiable through our use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project" and similar expressions and include any statements that we make regarding our earnings expectations. The forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur. Our actual future results may differ materially due to a variety of factors, including changes in the level of offshore exploration, development and production activity in the oil and natural gas industry, our inability to obtain contracts with favorable pricing terms if there is a downturn on our business cycle, intense competition in our industry, the operational risks inherent in our business, risks associated with our relationship with Helix Energy Solutions Group, Inc., our controlling stockholder, and other risks detailed in our Form 10-K on file with the Securities and Exchange Commission.

Presentation Outline

- Summary of 3rd Quarter 2008 Results
- Backlog and Outlook
- Non-GAAP Reconciliations
- Questions and Answers

Summary of 3Q Results

- Horizon and Cal Dive combination providing integrated solutions
- Strong demand in U.S. GoM and international during quarter
- Hurricane impact
- Increasing backlog

Hurricane Impact



Gustav
Louisiana
Florida
Texas
Ike
Louisiana
Florida
Texas
Combined
Louisiana
Florida
Texas

Hurricane force winds
Tropical Storm force winds

- Gulf of Mexico accounts for 25% of oil production domestically and 15% of natural gas

Hurricane Gustav

- Damage to 40 oil and gas platforms in GoM
- Moderate damage to 5 platforms expected to take 1-3 months to restore production
- 35 platforms expected to require up to 1 month to repair and restore production

Hurricane Ike

- 54 of the 3,800 offshore oil and gas production platforms, three jack-up drilling rigs, and one platform drilling rig in the Gulf of Mexico have been destroyed
- Est. 400+ wells associated with downed platforms to be addressed

Source: MMS and internal data

Backlog Growth


$ 600.0
500.0
400.0
300.0
200.0
100.0
0.0
$ millions
$175
$506
12/31/2007
9/30/2008

Summary of Results

(all amounts in thousands, except per share amounts and percentages)

	3rd Quarter 2008	3rd Quarter 2007
Revenues	$278,709	$176,928
Gross Profit	92,543	69,939
Margins	**33.2%**	**39.5%**
Net Income	45,933	37,542
Margins	**16.5%**	**21.2%**
Diluted EPS	0.44	0.45
Wtd. Avg. Diluted Shares O/S	104,817	83,850
EBITDA (1)	$92,032	$68,519
Margins	**33.0%**	**38.7%**







(1) See Reconciliation of Non-GAAP Financial Measures on page 12 of this presentation.

Key Statistics

(The following statistics are for owned and operated vessels only)

	Three Months Ended Sept. 30, 2008	Three Months Ended Sept. 30, 2007	Nine Months Ended Sept. 30, 2008	Nine Months Ended Sept. 30, 2007	Three Months Ended Sept. 30, 2008	Three Months Ended June 30, 2008
Effective Utilization (1) -						
Saturation Diving Vessels	95%	95%	86%	94%	95%	92%
Surface Diving Vessels	80%	67%	56%	67%	80%	63%
Construction Barges (2)	70%	98%	44%	97%	70%	39%
Calendar Day Utilization -						
Saturation Diving Vessels	89%	92%	69%	76%	89%	64%
Surface Diving Vessels	77%	62%	53%	64%	77%	61%
Construction Barges (2)	70%	98%	43%	85%	70%	39%





(1) Effective vessel utilization does not include acquired vessels prior to their in-service dates, vessels in drydocking, vessels taken out of service for upgrades or prior to their disposition and vessels jointly owned with a third party.

(2) Only includes two legacy Cal Dive barges in 2007 (Brave & Rider)

International Revenue Growth


3Q 2008
80%
$55m
20%
YTD 9/30/2008
71%
$173m
29%
3Q 2007
80%
$35m
20%
YTD 9/30/2007
78%
$101m
22%
International
Domestic

Financial Flexibility

As of September 30, 2008

Net Debt to Book Capitalization [1]



32%
Net Debt

$300M Revolving Credit Facility



98%
Available Capacity
Letters of Credit

(1) Calculated as total debt less cash divided by stockholders' equity plus debt less cash.

Non-GAAP Reconciliations

Reconciliation of Non-GAAP Financial Measures

(all amounts in thousands)

	3rd Quarter	
	2008	2007
EBITDA (unaudited)	**$92,032**	**$68,519**
Less: Depreciation & Amortization	17,858	10,628
Less: Non-Cash Stock Comp. Expense	1,455	898
Less: Interest Expense	5,156	2,082
Less: Non-Cash Equity Loss (Earnings)	-	-
Less: Provision for Income Taxes	21,630	17,369
Net Income	**$45,933**	**$37,542**